UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 20, 2024

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices and zip code)
(212) 798-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2024, certain subsidiaries (“Jefferson”) within the Jefferson Terminal segment of FTAI Infrastructure Inc., and the Port of Beaumont Navigation District of Jefferson County, Texas (the “Port”), completed their previously announced offering (the “Closing”) of $164,425,000 principal amount of Series 2024A Dock and Wharf Facility Revenue Bonds (the “Series 2024A Bonds”) and $217,870,000 principal amount of Taxable Series 2024B Facility Revenue Bonds (the “Taxable Series 2024B Bonds” and, together with the Series 2024A Bonds, the “Series 2024 Bonds”).

The Series 2024A Bonds consist of:

(i).	$67,570,000 principal amount of Term Bonds maturing on January 1, 2039, and bearing interest at a fixed rate of 5.000% per annum,

(ii).	$44,800,000 principal amount of Term Bonds maturing on January 1, 2044, and bearing interest at a fixed rate of 5.125% per annum, and

(iii).	$52,055,000 principal amount of Term Bonds maturing on January 1, 2054, and bearing interest at a fixed rate of 5.250% per annum.

The Taxable Series 2024B Bonds will mature on July 1, 2026, and bear interest at a fixed rate of 10.000% per annum.

The Series 2024 Bonds are special, limited obligations of the Port, and are secured solely by the trust estate and the collateral pledged therefor. The only sources of repayment of the Series 2024 Bonds are payments provided by Jefferson to the Port, including pursuant to the Senior Loan Agreement and the Facilities Lease described below, and the security interest in the trust estate and the collateral.

Senior Loan Agreement

In connection with the Closing, Jefferson entered into a Second Amended and Restated Senior Loan Agreement with the Port, dated as of June 1, 2024 and effective as of June 20, 2024 (the “Senior Loan Agreement”), pursuant to which the Port will loan funds to Jefferson that will be used to pay or reimburse Jefferson for the cost of the Taxable Series 2024B Project (as defined therein). Jefferson will pay or cause to be paid to the trustee of the Series 2024B Bonds (the “Trustee”) amounts sufficient to pay, when due, the principal of, interest on, premium, if any, or redemption price of the Taxable Series 2024B Bonds, and other amounts required by the indenture governing the Series 2024 Bonds (as amended and supplemented from time to time, the “Indenture”) or the Senior Loan Agreement. Pursuant to the Senior Loan Agreement, Jefferson is required to comply with various covenants, such as limitations on the ability to incur additional indebtedness, to make investments and to incur liens, in each case subject to certain exceptions set forth in the Senior Loan Agreement.

Facilities Lease

In connection with the Closing, Jefferson entered into a Facilities Lease and Development Agreement with the Port, dated as of June 1, 2024 and effective as of June 20, 2024 (the “Facilities Lease”). The Facilities Lease provides that the Port will lease the 2024 Tax-Exempt Facilities (as defined therein) to Jefferson, which includes property to be constructed, for a 50-year term. Jefferson is responsible for the acquisition, construction, and completion of the 2024 Tax-Exempt Facilities. Rental payments under the Facilities Lease are set at the amount required to pay principal of and interest on the Series 2024A Bonds.

Subject to any rights of any mortgagee of interests in the 2024 Tax-Exempt Facilities, Jefferson has the right to purchase the 2024 Tax-Exempt Facilities, (i) if the Series 2024A Bonds have not been paid in full and are outstanding, for the greater of (a) the amount necessary to pay the Series 2024A Bonds in full or (b) the then fair market value of the 2024 Tax-Exempt Facilities at the time the right to purchase is exercised as determined by an appraiser or (ii) after the Series 2024A Bonds have been paid in full and are not outstanding, an amount equal to the then fair market value of the 2024 Tax-Exempt Facilities at the time the right to purchase is exercised as determined by an appraiser. If Jefferson wishes to exercise this purchase right, it must be exercised in writing at least 120 days before the intended acquisition date, which must be prior to the earlier of the expiration of the term of the Facilities Lease and the expiration of the term of the related ground lease. The Facilities Lease contains customary obligations related to maintenance, taxes, utilities and insurance requirements. Upon an Event of Default (as defined in the Facilities Lease), the Port may terminate the Facilities Lease, in which case Jefferson shall pay to the Port the sum of all rent thereunder to the date of termination and liquidated damages as specified in the Facilities Lease. The Port also has the right to perform the covenants, agreements, or obligations which Jefferson did not perform and to recover all reasonable expenses incurred in connection therewith.

The Facilities Lease includes restrictions on the ability of the Port to, without the prior written consent of Jefferson, issue additional parity bonds, redeem or purchase the Series 2024 Bonds, amend or waive any provision of the Indenture or the Series 2024 Bonds, or direct or take any other action with respect to the investment of funds, the application or disposition of trust monies, or the withdrawal or deposit of any amounts in any accounts or funds pursuant to the Indenture.

Leasehold Deed of Trust

In connection with the Closing, Jefferson executed a Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, dated as of June 20, 2024 (the “Leasehold Deed of Trust”), which grants a lien on and security interest in, among other things, Jefferson’s right, title and interest in the Facilities Lease, the related ground lease and sublease, and all improvements, fixtures, and other assets relating thereto, as well as all easements, rights of way and other real property interests used in connection therewith, to the trustee thereunder for the benefit of the collateral agent on behalf of the owners of the Series 2024 Bonds.

The foregoing summary of the material terms and conditions of the Facilities Lease, the Senior Loan Agreement and the Leasehold Deed of Trust does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Facilities Lease, the Senior Loan Agreement and the Leasehold Deed of Trust, which are attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01.	Other Events

Settlement of Previously Announced Tender Offer

On June 20, 2024 (the “Settlement Date”), Jefferson settled the previously announced cash tender offer (the “Tender Offer”) of (a) $41,755,000 aggregate principal amount of the Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2021A (Jefferson Gulf Coast Energy Project) (the “Series 2021A Bonds”), and (b) $66,290,000 aggregate principal amount of the Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2020A (Jefferson Gulf Coast Energy Project) (the “Series 2020A Bonds” and, together with the Series 2021A Bonds, the “Target Bonds”).

The Port purchased $108,045,000 aggregate principal amount of the Target Bonds under the Tender Offer at an aggregate purchase price of $88,812,960.89, which includes accrued and unpaid interest on such Target Bonds from the last interest payment date up to, but not including, the Settlement Date. Interest ceased to accrue on the Settlement Date for all accepted Target Bonds.

The information in this Current Report on Form 8-K does not constitute an offer to purchase or sell, or a solicitation of an offer to purchase or sell, the Series 2024 Bonds, the Target Bonds, or any other security, nor shall there be any purchase or sale of these securities in any state or other jurisdiction in which such an offer, solicitation or purchase or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Defeasance of Taxable Series 2020B Bonds

On June 20, 2024, the Port of Beaumont Navigation District of Jefferson County, Texas Facility Revenue Bonds, Taxable Series 2020B (Jefferson Gulf Coast Energy Project), in the aggregate principal amount of $79,060,000, which were issued by the Port on February 11, 2020, were defeased in full with a portion of the proceeds of the Taxable Series 2024B Bonds.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1
Second Amended and Restated Senior Loan Agreement, dated as of June 1, 2024 and effective as of June 20, 2024, between Jefferson 2020 Bond Borrower LLC and Port of Beaumont Navigation District of Jefferson County, Texas.

10.2
Facilities Lease and Development Agreement, dated as of June 1, 2024 and effective as of June 20, 2024, between Jefferson 2020 Bond Lessee LLC and Port of Beaumont Navigation District of Jefferson County, Texas.

10.3
Deed of Trust, Security Agreement, Financing Statement and Fixture Filing (JTS Port Property), dated as of June 20, 2024, executed and delivered by Jefferson 2020 Bond Lessee LLC and Jefferson 2020 Bond Borrower LLC, in favor of the trustee named therein for the benefit of the Collateral Agent on behalf of the owners of the Securities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2024

FTAI INFRASTRUCTURE INC.

/s/ Kenneth J. Nicholson

Kenneth J. Nicholson

Chief Executive Officer and President